Filed Pursuant to Rule 424(b)(5)

Registration No. 333-257798

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION	DATED APRIL 15, 2024

(To the Prospectus dated July 9, 2021)

Shares of

Common Stock

RYVYL INC.

We are offering shares of our common stock, par value $0.001 per share, in this offering pursuant to this prospectus supplement and the accompanying prospectus. The public offering price for each share of common stock is $[__].

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “RVYL.” On April 12, 2024, the last reported sale price of our common stock was $2.09 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates was $17,116,146 based on 6,020,499 shares of outstanding common stock, of which 3,846,325 shares are held by non-affiliates and 2,174,174 shares are held by affiliates, and a per share price of $4.45 per share, the closing price of our common stock on March 11, 2024, which is the highest closing sale price of our common stock on Nasdaq within the prior 60 days. As of the date of this prospectus supplement, we have not offered and sold any shares of our common stock pursuant to General Instruction I.B.6 to Form S-3 during the 12-calendar month period that ends on and includes the date hereof. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our “public float”, or approximately $5,705,382 as of the date hereof (the market value of our common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75,000,000.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)(2)	$	$
Proceeds, before expenses, to us (2)	$	$

(1)

We have agreed to reimburse the underwriter for certain expenses. See “Underwriting” on page S-11 of this prospectus supplement for additional disclosures regarding underwriting discounts, commissions and estimated offering expenses.

(2)	If the underwriter exercises the option in full, the total underwriting discounts will be $ , and the total proceeds to us, before expenses, will be $ .

We have granted the underwriters an option to purchase up to [__] additional shares of common stock from us at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of this prospectus supplement to cover over-allotments, if any.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 7 of the accompanying prospectus and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of common stock to the purchasers on or about [__], 2024, subject to customary closing conditions.

JOSEPH GUNNAR & CO., LLC

The date of this prospectus supplement is [__] , 2024.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process (Registration File No. 333-257798) and consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find More Information” of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document filed after the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. We have not, and the underwriters have not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

When we refer to “RYVYL,” “we,” “our,” “us” and the “Company” in this prospectus, we mean RYVYL Inc. unless otherwise specified. When we refer to “you,” we mean the potential investors of the common stock offered hereby.

S-i

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

The information included or incorporated by reference into this prospectus supplement and the accompanying prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Actual results may differ materially from those expressed or implied in such forward-looking statements as a result of various factors. We do not undertake, and we disclaim, any obligation to update any forward-looking statements or to announce any revisions to any of the forward-looking statements, except as required by law. Forward-looking statements include, but are not necessarily limited to, those relating to:

●	our expectations related to the use of proceeds from this offering;
●	our need for, and ability to raise, additional capital;
●	the acceptance and approval of regulatory filings;
●	our current or prospective collaborators’ compliance or non-compliance with their obligations under our agreements with them;
●	other factors discussed elsewhere in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein.

We urge you to consider these factors before investing in our common stock. The forward-looking statements included in this prospectus supplement, the accompanying prospectus and any other offering material, or in the documents incorporated by reference into this prospectus supplement, the accompanying prospectus and any other offering material, are made only as of the date of the prospectus supplement, the accompanying prospectus, any other offering material or the incorporated document. For more detail on these and other risks, please see “Risk Factors” in this prospectus supplement, the accompanying prospectus as well as the documents incorporated herein by reference, which are described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following information below is only a summary of more detailed information included elsewhere in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus, and should be read together with the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying prospectus. This summary highlights selected information about us and this offering. This summary may not contain all of the information that may be important to you. Before making a decision to invest in our common stock, you should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus as well as the documents incorporated herein by reference, which are described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement.

Our Company

RYVYL Inc. is a financial technology company that develops, markets, and sells innovative blockchain-based payment solutions, which we believe offer significant improvements for the payment solutions marketplace. The Company’s core focus is to develop and monetize disruptive blockchain-based applications, integrated within an end-to-end suite of financial products, capable of supporting a multitude of industries. The Company’s proprietary, blockchain-based systems are designed to facilitate, record and store a virtually limitless volume of tokenized assets, representing cash or data, on a secured, immutable blockchain-based ledger.

The Company was formerly known as ASAP Expo, Inc. and was incorporated in the State of Nevada on April 10, 2007. On January 4, 2020, PubCo and PrivCo entered into an Asset Purchase Agreement to memorialize a verbal agreement (the “Verbal Agreement”) entered into on April 12, 2018, by and among PubCo (the buyer) and PrivCo (the seller). On April 12, 2018, pursuant to the Verbal Agreement, the Company acquired PrivCo’s blockchain gateway and payment system business, point of sale system business, delivery business and kiosk business, bank and merchant accounts, as well as all intellectual property related thereto (the “GreenBox Business”). As consideration for the GreenBox Business, on April 12, 2018, the Company assumed PrivCo’s liabilities that had been incurred in the normal course of the GreenBox Business.

On May 3, 2018, the Company formally changed its name to “GreenBox POS, LLC,” then subsequently changed its name to “GreenBox POS” on December 13, 2018. On October 13, 2022, GreenBox POS changed its name to “RYVYL Inc.”

On May 21, 2021, the Company acquired all of the outstanding stock of Northeast Merchant Systems, Inc. (“Northeast”) in a transaction treated as a business combination. Northeast is a merchant services company providing merchant credit card processing through its own Bank Identification Number with the acquiring bank, Merrick. This involves inside operations for new merchants that include sales assistance and applications processing, underwriting, and onboarding and inside operations for existing merchants include risk monitoring and customer service. Outside operations include equipment service or replacement; sales calls and applications; site inspections and identity verification; security verification; and on-site customer service and technical support.

On July 13, 2021 (the “Closing Date”), GreenBox POS entered into and closed on a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Charge Savvy LLC, an Illinois limited liability company (“Charge Savvy”), and Charge Savvy’s three members (collectively, the “Sellers”). One of the Sellers, Ken Haller, was an employee of the Company on the Closing Date. As a result of the Purchase Agreement, the Company purchased all of Charge Savvy’s issued and outstanding membership interests from the Sellers and Charge Savvy became a wholly owned subsidiary of the Company. The purchase price under the Purchase Agreement for the all-stock transaction consisted of 1,000,000 shares of the Company’s common stock being issued and delivered to Sellers in proportion to the Sellers’ share of their membership interests in Charge Savvy. The share price at issuance was $12.14. Charge Savvy is a fintech company specializing in developing software and providing payment processing and point-of-sale (“POS”) services to the merchant services industry. Charge Savvy also owned an approximately 64,000 square foot office building located in Chicago, Illinois, where it is headquartered.

On March 31, 2022, the Company acquired a portfolio of merchant accounts from Sky Financial & Intelligence LLC, a Wyoming limited liability company (“Sky Financial”) for $18,110,000. The Company paid $16,000,000 of cash in March 2022 and issued 500,000 shares of restricted common stock for the transaction on May 12, 2022.

On April 1, 2022, the Company completed the acquisition of Transact Europe Holdings OOD (“Transact Europe Holdings”). Transact Europe Holdings is the holding company of Transact Europe EAD (“TEU”). TEU formally changed its name to RYVYL EU on December 16, 2022. RYVYL EU is a European Union (“EU”) regulated electronic money institution headquartered in Sofia, Bulgaria. RYVYL EU is a Principal Level member of Visa, a worldwide member of MasterCard, and a principal member of China UnionPay. In addition, RYVYL EU is part of the direct Single Euro Payments Area (“SEPA”) program, a payment system enabling cashless payments across continental Europe. RYVYL EU provides complete payment solutions by offering acquiring, issuing of prepaid cards and agent banking, serving hundreds of clients. With a global footprint, proprietary payment gateway, and technology platforms, RYVYL EU offers a comprehensive portfolio of services and decades of industry experience. The Company paid approximately $28.8 million (€26.0 million) in total consideration for the purchase.

Our Business

Payment processing in the blockchain world only requires recording a ledger; there is no movement of money. Secure tokens are used where users need an immediate transaction, in a safe, private, and secure environment, and where traditional banks may not work effectively, like cross-border transactions or in under-banked verticals.

We generate revenue from payment processing services, licensing fees and equipment sales.

●

Our main source of revenue is payment processing. We generate revenue through various activities such as merchant services, banking services, card issuing, foreign exchange (“FX”), and Automated Clearing House (“ACH”) programs. We charge a percentage of each transaction's value and/or a fixed amount specified per each transaction or service. This revenue is recognized as soon as the respective transaction or service is performed. When a merchant makes a sale, we receive payment card information, engage banks to transfer the proceeds to the merchant's account via digital gateways and record the transaction on our blockchain ledger. We collect fees for all these activities.

●	Licensing revenue is paid in advance and is recorded as unearned income, which is amortized monthly over the period of the licensing agreement.

●	Equipment revenue is generated from the sale of POS products, which is recognized when goods are shipped.

We have three main products that are utilized by our customers:

a)	QuickCard Payment System is a comprehensive physical and virtual payment card processing management system, including software that facilitates off-ramp e-wallet management and fraud prevention.

b)

The Coyni Platform features a digital token supported by our blockchain technology. The Coyni Platform offers custodial assurance by utilizing unique blockchain technology in a closed-loop ecosystem, allowing for transparency, security, and flexibility.

c)	ChargeSavvy is our complete end-to-end POS solution, comprising both software and hardware for the restaurant and hospitality industry.

Our proprietary blockchain-based technology serves as the settlement engine for all transactions within our ecosystem. The blockchain ledger provides a robust and secure platform to log immense volumes of immutable transactional records in near real-time. Generally speaking, blockchain is a distributed ledger that uses digitally encrypted keys to verify, secure, and record details of each transaction conducted within an ecosystem. Unlike general blockchain-based systems, we use proprietary, private ledger technology to verify every transaction conducted within our ecosystem. The verification of transaction data comes from trusted partners, all of whom we have extensively vetted.

We facilitate all financial elements of our closed-loop ecosystem and act as the administrator for all related accounts. Using our blockchain ledger technology, we seek authorization and settlement for each transaction from Gateways to the issuing bank responsible for the credit/debit card and ACH used in the transaction. When the Gateway settles the transaction, our Gateway technology composes a chain of blockchain instructions to our ledger manager system.

When consumers use credit or debit cards to pay for transactions with merchants who use our ecosystem, the transaction starts with the consumer purchasing tokens from the Company. Tokens in this context are used represent and track the value or number of credits the consumer has received in the blockchain. These tokens are purchased or granted directly from the merchant's terminals or mobile app, and are immediately available for transactions. The issuance of tokens is accomplished when the Company loads a virtual wallet with a token, which then transfers credits to the merchant’s wallet on a dollar-for-dollar basis, after which the merchant releases its goods or services to the consumer. These transfers take place instantaneously and seamlessly, allowing the transaction experience to seem like any other ordinary credit or debit card transaction to the consumer and merchant.

While our blockchain ledger records transaction details instantaneously, the final settlement of each transaction can take days to weeks, depending upon contract terms between us and the Gateways we use, between us and our Independent Sales Organizations (“ISO”), and between us and/or our ISOs and merchants who use our services. In the case where the Gateways have not yet remitted funds to us pertaining to transactions already processed, we record those amounts as cash due from gateways, net – a current asset. Concurrently, we record a portion of the cash due from gateways as revenue and the remaining balance, which is due to merchants and ISOs, as payment processing liabilities, net – a current liability.

Our primary revenue drivers in fiscal year 2023 were the continuing growth of our merchant acquiring business utilizing our QuickCard System and geographic expansion in the European market and in American Samoa. We believe the RYVYL Platform is the most advanced technology released in the space to date. The latest installment of our technology, features the following new properties:

1.	Payment token and e-wallet platform;
2.	Banking as a service platform;
3.	Mobile POS software for retail;
4.	Dynamic business Application Programming Interfaces or APIs;
5.	RYVYL Blockchain as a service.

We believe our holistic end-to-end capabilities minimize user pain points in onboarding, transactions and offboarding.

In 2022, we launched a new kind of media to the mix: Secure Token Technology, called Coyni. This token is neither minted nor mined, but rather it is the equivalent of a contract (an asset class called Smart Contract). As such, Secure Token Technology has many advantages over tokens, and delivers on the features most sought after in the crypto payment space.

1.	It enables near real time funds visibility and faster settlement than traditional banking options;
2.	It is highly secure, since the asset and its value are not held together in a closed-loop ecosystem;
3.	It is deletable – the token can be cancelled;
4.	It is reversible (undo-able), allowing for chargebacks in the case of a bad transaction. This allows the token to be kept alive for another transaction by the same user;
5.

It is attached to our transactional infrastructure. This allows for the token to be usable for instant purchases, which we believe is an advantage for the merchants. These purchases, in turn, generate processing volume for us.

We believe our platform will be a top choice for banks, e-commerce, and consumers. It is also the only type of blockchain payment processing platform that the Office of the Comptroller of the Currency has authorized for use by banks in a similar fashion to ACH, Wire, and Swift. Because of Secure Token Technology, it is also very good as a custodial vehicle. We believe our platform is the obvious tool of choice, without any meaningful competition, for both transactional and custodial roles of currency, and will appeal to various stakeholders: consumers, merchants, banks, and regulators.

Competition

Although we believe there is currently no other company in the payment facilitator industry using, as we are, blockchain infrastructure, notable companies in the payment facilitator industry include PayPal, Stripe, and Square. With respect to banking services and corporate payouts, our competition includes conventional banking services, neobanks, and solution providers such as Wise. In the domain of international remittance and FX, there are key players such as Western Union, MoneyGram, and Currency Cloud. That said, in the business verticals we operate in, our solution package presents a compelling offering of cost effectiveness, faster settlement, greater privacy, and system security.

Customers

We currently process transactions for approximately 2,300 business customers in North America, Europe and Asia, and in over 25 industries, including, but not limited to, FX, retail, and e-commerce sectors. We do not rely on any one customer for more than 5% of our processing volume or revenue.

Recent Developments

In February 2024, the Company transitioned its QuickCard product in North America away from terminal-based to app-based processing. This transition coincided with a change in our banking partner that was prompted by recent changes in the compliance environment and banking regulations. The unforeseen abrupt nature of the transition and slow initial adoption of the app-based product has led to a significant decline in processing volume in North America. This in turn has adversely affected revenue in the North America segment and, as a result, management anticipates consolidated revenue for the first quarter of 2024 will be down sequentially by approximately 30 percent overall, which is primarily attributable to this product transition. See Note 17, Subsequent Events, for additional information.

The temporary decline in revenue described above has adversely impacted the Company’s liquidity in its North America segment in the short term. As a result, management has determined that its cash and cash equivalents in the North America segment as of December 31, 2023, will not be sufficient to fund the segment’s operations and capital needs for the next 12 months from the issuance of this prospectus. Management’s intended plan over the next twelve months to address the temporary liquidity shortfall in the North America segment includes, but is not limited to, the following:

●	acceleration of the Company’s business development efforts to drive volumes in diversified business verticals;
●	the implementation of cost control measures to more effectively manage spending in the North America segment and right sizing the organization, where appropriate;
●

repatriation of offshore profits from the Company’s European subsidiaries, whose continued accelerated growth and generation of positive cash flow have already provided, and will continue to provide, an immediate and viable short-term source of capital during this product transition; and

●	a capital raise, which the Company intends to negotiate and consummate in the immediate term.

Management has assessed that its intended plan is appropriate and sufficient to address the liquidity shortfall in its North America segment. However, there can be no guarantee that we will be successful in implementing our plan or in acquiring additional funding, that our projections of our future capital needs will prove accurate, or that any additional funding will be sufficient to continue our operations in the North America segment. Refer to the “Going Concern” subsection within Note 2, Summary of Significant Accounting Policies, for additional information.

Logicquest Technology, Inc.

In April 2023, we executed a purchase agreement for 99.4 million shares of restricted common stock of Logicquest Technology, Inc., a Nevada corporation (“Logicquest”) representing ownership of 99.1% of Logicquest, 48 shares of Series C Convertible Non-Redeemable Preferred Stock of Logicquest, and 10 shares of Series D Convertible Non-Redeemable Preferred Stock of Logicquest, in exchange for an aggregate purchase price of $225,000. Logicquest was a shell company (as defined in Rule 12b-2 of the Exchange Act) quoted on the Over-the-Counter Pink Open Market under the symbol “LOGQ” and is required to file reports and other information with the SEC pursuant to the Exchange Act. In June 2023, we merged the assets of Coyni, Inc., a wholly-owned subsidiary of the Company, and Logicquest, with Logicquest as the surviving entity. Subsequently, Logicquest changed its name to Coyni, Inc. (“Coyni PubCo”). In the fourth quarter of 2023, the Company amended the share purchase agreement to reflect 98 million shares of restricted common stock of Logicquest, 48 shares of Series C Convertible Non-Redeemable Preferred Stock of Logicquest, and 10 shares of Series D Convertible Non-Redeemable Preferred Stock of Logicquest, in exchange for an aggregate purchase price of $225,000. In accordance with ASC 805, Business Combinations, this transaction was accounted for as an asset acquisition and the acquired assets are included in the consolidated financial statements of the Company as of December 31, 2023.

As previously disclosed, the Company originally intended  to transfer the Coyni Platform assets, which are owned by the Company, into Coyni PubCo, and subsequently spin-off Coyni PubCo into a new publicly traded entity. However, we subsequently determined that it was in the best interest of the Company and its shareholders to retain the Coyni Platform at the Company to expand payment processing and banking-as-a-service solutions. As such, management no longer plans to pursue a spin-off of Coyni PubCo.

Corporate Information

Our principal executive offices are located at 3131 Camino Del Rio North, Suite 1400, San Diego, CA 92108. Our telephone number is (619) 631-8261. The address of our website is www.ryvyl.com. The inclusion of our web address in this prospectus supplement does not include or incorporate by reference the information on our website into this prospectus supplement.

THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement.

Issuer	RYVYL Inc.

Common stock outstanding prior to the Offering	6,020,499

Common stock offered by us	shares at a purchase price of $[ ] per share.

Over-allotment option

We have granted to the underwriters the option, exercisable for 45 days from the date of this prospectus supplement, to purchase up to [   ] additional shares of common stock to cover over-allotments, if any.

Common stock to be outstanding after this offering (1)	[ ] shares. If the underwriters’ over-allotment option is exercised in full, the total number of shares of common stock outstanding immediately after this offering would be shares.

NASDAQ common stock symbol	“RVYL”

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. Please see “Use of Proceeds.”

Risk factors

This investment involves a high degree of risk. Please see “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

(1)

The number of shares outstanding after this offering is based on 6,020,499 shares of common stock outstanding on April 12, 2024. The number of shares of common stock to be outstanding after this offering assumes no exercise of the underwriter’s over-allotment option to purchase additional shares of common stock and excludes the following as of April 12, 2024:

●	286,145 shares issuable upon the exercise of outstanding options with a weighted average exercise price of $6.66 per share; and
●	1,098,262 shares reserved for future issuance under our equity incentive plans.

RISK FACTORS

An investment in our common stock involves a significant degree of risk. Before you invest in our common stock, you should carefully consider the risk factors included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our common stock. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our common stock could decline materially and you could lose all or part of your investment. The risks described in this prospectus supplement and the accompanying prospectus are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results. Past financial and operational performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Information”.

RISKS RELATED TO OUR BUSINESS

It may be illegal now, or in the future, to participate in blockchains or utilize similar digital assets in one or more countries, the ruling of which would adversely affect us.

Although currently cryptocurrencies and blockchain-based solutions generally are not regulated or are lightly regulated in most countries, one or more countries such as China and Russia may take regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell or use these digital assets or to exchange for fiat currency. Such restrictions may adversely affect us. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations.

The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or other alternatives.

The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or an alternative to distributed ledgers altogether. This may adversely affect us and our exposure to various blockchain technologies and prevent us from realizing the anticipated profits from our investments. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations.

Adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults or non-performance by financial institutions, have and could in the future, adversely affect our business, financial condition, results of operations, or prospects.

The funds in our accounts are held in banks or other financial institutions. Our funds held in non-interest bearing and interest-bearing accounts would exceed any applicable Federal Deposit Insurance Corporation (“FDIC”) insurance limits. Should events, including limited liquidity, defaults, non-performance or other adverse developments occur with respect to the banks or other financial institutions that hold our funds, or that affect financial institutions or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, our liquidity may be adversely affected. For example, on March 10, 2023, the FDIC announced that Silicon Valley Bank had been closed by the California Department of Financial Protection and Innovation. Although we did not have any funds in Silicon Valley Bank or other institutions that have been closed, we cannot guarantee that the banks or other financial institutions that hold our funds will not experience similar issues.

Our business is dependent on our strategic banking relationships to process our electronic transactions. If we are unable to secure or retain a banking partner due to market conditions in the financial services industry, our financial condition will be materially affected.

In addition, investor concerns regarding the U.S. or international financial systems could result in less favorable commercial financing terms, including higher interest rates or costs and tighter financial and operating covenants, or systemic limitations on access to credit and liquidity sources, thereby making it more difficult for us to acquire financing on terms favorable to us could have material adverse impacts on our liquidity, our business, financial condition or results of operations, and our prospects. Our business is dependent on our strategic banking relationships to process our electronic transaction. Our business and our relationships with banking partners has been and may in the future, be adversely impacted by these developments in ways that we cannot predict at this time. There may be additional risks that we have not yet identified, and we cannot guarantee that we will be able to avoid negative consequences directly or indirectly from any failure of one or more banks or other financial institutions.

In February 2024, the Company transitioned its QuickCard product in North America away from terminal-based to app-based processing. This transition coincided with a change in our banking partner that was prompted by recent changes in the compliance environment and banking regulations. The unforeseen abrupt nature of the transition and slow initial adoption of the app-based product has led to a significant decline in processing volume in North America. This in turn has adversely affected revenue in the North America segment and, as a result, management anticipates consolidated revenue for the first quarter of 2024 will be down sequentially by approximately 30 percent overall, which is primarily attributable to this product transition.

As a result of the developments described above, the Company’s liquidity in its North America segment has been adversely impacted in the short term. In direct response, management has devised a plan, which it has assessed as appropriate and sufficient to address the liquidity shortfall in the North America segment. Refer to the “Going Concern” subsection within “Note 2, Summary of Significant Accounting Policies” in our Annual Report on Form 10-K filed with the SEC on March 26, 2024 for details of management’s intended plan and further assessment.

RISKS RELATED TO THIS OFFERING

We have broad discretion in determining how to use the proceeds from this offering and we cannot assure you that we will be successful in spending the proceeds in ways that increase our profitability or market value, or otherwise yield favorable returns.

We plan to utilize net proceeds of this offering for payment of the remaining balance for the acquisition of Clearline Mobile, repayment of the notes held by our chief executive officer and for working capital and general corporate purposes. Nevertheless, we will have broad discretion in determining specific expenditures. You will be entrusting your funds to our management, upon whose judgment you must depend, with limited information concerning the purposes to which the funds will ultimately be applied. We may not be successful in spending the proceeds of this offering in ways which increase our profitability or market value, or otherwise yield favorable returns.

If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional shares of common stock in the future which may result in additional dilution to common stockholders.

After giving effect to the sale of shares of our common stock in this offering at a price of $ per share for aggregate gross proceeds to us of approximately $ , and after deducting commissions and estimated offering expenses payable by us, but giving no effect to the exercise of the over-allotment option, purchasers of our common stock in this offering will incur immediate dilution of $ per share of common stock in the as adjusted net tangible book value of the common stock they acquire. For a more detailed discussion of the foregoing, please see the section entitled “Dilution” below. To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors.

Future issuances or sales, or the potential for future issuances or sales, of our common stock may cause the trading price of our securities to decline and could impair our ability to raise capital through subsequent equity offerings.

In order to raise additional capital, we may in the future offer and issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any offering at a price per share that is equal to or greater than the price per share paid by investors in previous offerings, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in previous offerings. Further, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. In addition, the exercise of outstanding stock options and warrants or the settlement of outstanding restricted stock units would result in further dilution of your investment.

Because we do not currently intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never paid cash dividends on our common stock. We currently intend to retain any future earnings to fund the development and growth of our business. Additionally, our ability to pay dividends is limited by restrictions on our ability to pay dividends and make certain other restricted payments under the terms of our term loan. Accordingly, while payment of dividends rests within the discretion of our board of directors, no cash dividends on our common shares have been declared or paid by us and we have no intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses, will be approximately $ million (or approximately $ if the underwriters exercise in full the over-allotment option to purchase up to additional shares). We will have broad discretion in the use of the net proceeds from the sale of the shares of common stock offered under this prospectus supplement. We presently intend to use the net proceeds for working capital and general corporate purposes. In addition, we may pursue selective mergers and acquisitions in the future that we believe are accretive to the business, although no such acquisitions have been identified as of the date of this prospectus supplement. We reserve the right, however, to use the net proceeds from this offering for any proper corporate purpose as determined by our board of directors, provided, however, in no event shall we use the net proceeds for payouts to our executive officers.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2023:

●	on an actual basis;
●

on an as adjusted basis to give effect to the sale of shares of common stock in this offering at the public offering price of $ per share, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, but giving no effect to the exercise of the over-allotment option

This capitalization table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other financial information included and incorporated by reference in this prospectus supplement.

	As of December 31, 2023
	Actual (in thousands)	As Adjusted (in thousands)

Cash and cash equivalents	$12,180

Total Long-Term Debt, net of debt discount of $3,906	$15,912
Common stock, authorized 100,000,000 shares, $0.001 par value; 5,996,948 and [__] shares issued and outstanding, actual and as adjusted	$6
Additional paid-in capital	$175,664
Accumulated deficit	(152,581)
Total shareholders’ equity	$23,491
Total capitalization	$ [__]

Unless otherwise indicated, the above table assumes no exercise of the underwriters’ over-allotment option and the number of shares of our common stock to be outstanding immediately after this offering is based on 5,996,948 shares of our common stock outstanding as of December 31, 2023, but excludes the following as of such date:

●	286,145 shares issuable upon the exercise of outstanding options with a weighted average exercise price of $ per share; and
●	1,098,262 shares reserved for future issuance under our equity incentive plans.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our common stock, and we do not anticipate declaring or paying cash dividends for the foreseeable future. We are not subject to any legal restrictions respecting the payment of dividends, except that we may not pay dividends if the payment would render us insolvent. Any future determination as to the payment of cash dividends on our common stock will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements and other factors that the board of directors considers to be relevant.

DILUTION

A purchaser of shares of our common stock in this offering will be diluted immediately to the extent of the difference between the public offering price per share and the as adjusted net book value per share of our common stock upon the closing of this offering. Our historical net tangible book value per share of common stock as of December 31, 2023, was $[__], or approximately $[__] per share of outstanding common stock, based on 5,996,948 shares of common stock outstanding as of December 31, 2023. Net tangible book value per share of our common stock is determined at any date by subtracting total liabilities from the amount of total tangible assets, and dividing this amount by the number of shares of common stock deemed to be outstanding as of that date.

After giving effect to the sale of shares of our common stock at the public offering price of $ per share in this offering, but giving no effect to the possible exercise of the over-allotment option, our as adjusted net tangible book value of our common stock as of December 31, 2023 would have been approximately $ , or approximately $ per share of outstanding common stock. This amount represents an immediate increase in net tangible book value of $ per share of our common stock to our existing common stockholders and an immediate dilution of $ per share of our common stock to new investors purchasing common stock in this offering, as illustrated in the following table:

Public offering price per share			$
Net tangible book value per share of common stock before this offering as of December 31, 2023	$	[__]
Increase in net tangible book value per share of common stock attributable to this offering	$
As adjusted net tangible book value per share of common stock after giving effect to this offering			$
Dilution per share of common stock to new investors in this offering			$

The foregoing table does not take into account further dilution to new investors that could occur upon the exercise of outstanding options or warrants having a per share exercise price less than the share per common stock offering price to the public in this offering.

The foregoing table assumes no exercise of the underwriters’ over-allotment option and excludes the following as of December 31, 2023:

●	286,145 shares issuable upon the exercise of outstanding options with a weighted average exercise price of $ per share; and
●	1,098,262 shares reserved for future issuance under our equity incentive plans.

DESCRIPTION OF SECURITIES WE ARE OFFERING

A description of the common stock we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Capital Stock,” starting on page 7 of the accompanying prospectus. As of April 12, 2024, we had 6,020,499 shares of common stock outstanding.

UNDERWRITING

Joseph Gunnar & Co., LLC is acting as sole book-running manager for this offering and as representative of the underwriters named below (“Joseph Gunnar” or the “Representative”). Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus between us and the Representative, the underwriters named below, through the Representative, have severally agreed to purchase, and we have agreed to sell to the underwriters, the following respective number of shares and warrants and pre-funded warrants and warrants set forth opposite the underwriter’s name in the following table:

Name of Underwriters	Shares
Joseph Gunnar & Co., LLC

The underwriting agreement provides that the obligation of the underwriters to purchase all of the shares being offered to the public, other than those covered by the over-allotment option, are subject to certain conditions, and the underwriters are obligated to purchase all of the common shares offered hereby if any of the shares are purchased.

Underwriting Discounts, Commissions and Expenses

Securities sold by the underwriters to the public will be offered at the offering price set forth on the cover of this prospectus. Any securities sold by the underwriters to securities dealers may be sold at a discount of up to $[•] per share from the public offering price of the common shares and common warrants. The underwriters may offer the securities through one or more of their affiliates or selling agents. If all the securities are not sold at the public offering price, the Representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the securities at the prices and upon the terms stated therein.

The underwriting discount is equal to the public offering price per share, less the amount paid by the underwriters to us per share. The underwriting discount was determined through an arms’ length negotiation between us and the underwriters. We have agreed to sell the common shares to the underwriters at the offering price of $ per common share.

We have also agreed to reimburse the underwriters for legal and other expenses incurred by them in connection with the Offering in an amount not to exceed $75,000. We estimate the total offering expenses of this offering that will be payable by us, excluding the underwriting discount and commissions, will be approximately $[•].

Over-Allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase up to [•] common shares from us to cover over-allotments (equal to 15% of the total number of common shares sold in this offering at the assumed combined offering price of $[•]), at the offering price for the common shares being issued, less the underwriting discounts and commissions.

Indemnification

We have agreed to indemnify the underwriters against liabilities under the Securities Act. We have also agreed to contribute to payments the underwriters may be required to make in respect of such liabilities.

Listing

Our common shares are listed on the Nasdaq Capital Market under the trading symbol “RVYL”.

Tail

Subject to certain exceptions set forth in the Letter of Engagement dated as of April 9, 2024, issued by Joseph Gunnar to the Company (the “Letter of Engagement”), if the Company terminates the Letter of Engagement and subsequently completes any financing of equity, equity-linked or debt or other capital raising activity, at any time during the twelve (12) months following either the closing of this offering or termination of the Letter of Engagement, with any investors contacted by Joseph Gunnar in connection with the offering, other than certain excluded investors, then Joseph Gunnar shall be entitled to receive the compensation set forth above.

Lock-Up Agreements

Pursuant to “lock-up” agreements, our executive officers and directors have agreed, without the prior written consent of the Representative, not to, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common shares, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of common shares, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any common shares or securities convertible into or exercisable or exchangeable for common shares or any other of our securities or publicly disclose the intention to do any of the foregoing, for a period of 90 days from the effective date of the registration statement of which this prospectus forms a part, except in connection with (i) transfers to certain permitted transferees, (ii) transfers of securities to any trust for the direct or indirect benefit of such executive officer or director or their immediate family members, (iii) transfers of securities as a bona fide gift, (iv) transfers of securities by virtue of the laws of descent and distribution upon death, (v) transfers of securities pursuant to a qualified domestic relations order or as required by a divorce settlement or (vi) transfers of securities to cover the payment of the exercise prices or the payment of taxes associated with the exercise or vesting of equity awards that were issued under any of our equity compensation plans, or (iii) if the shareholder controls a corporation, partnership, limited liability company or other business entity, any transfers of securities to any shareholder, partner or member of, or owner of similar equity interests, in the shareholder, as the case may be.

We have agreed (and will cause any successor entity to agree), for a period of 90 days from the closing, that we will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock (except to officers, directors, employees, consultants and/or agents for services rendered or to be rendered); (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (c) complete any offering of debt securities, other than entering into a line of credit with a traditional bank or (d) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (a), (b), (c) or (d) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise.

Stabilization

The rules of the SEC generally prohibit the underwriters from trading in our securities on the open market during this offering. However, the underwriters are allowed to engage in some open market transactions and other activities during this offering that may cause the market price of our securities to be above or below that which would otherwise prevail in the open market. These activities may include stabilization, short sales and over-allotments, syndicate covering transactions and penalty bids in accordance with Regulation M.

●

Stabilizing transactions consist of bids or purchases made by the representative for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

●

Short sales and over-allotments occur when the representative sells more of our common shares than it purchases from us in this offering. To cover the resulting short position, the representative may exercise the over-allotment option described above or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The representative will make available a prospectus in connection with any such short sales. Purchasers of shares sold short by the representative are entitled to the same remedies under the federal securities laws as any other purchaser of shares covered by the registration statement.

●	Syndicate covering transactions are bids for or purchases of our securities on the open market by the representative in order to reduce a short position.
●

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common shares originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Activities and Relationships

From time to time, the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the course of its business, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, none of the underwriters have provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus and we do not expect to retain any of the underwriters to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

Offer and Sale Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any of the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and should not be relied upon by any purchaser of the securities offered pursuant to the registration statement of which this prospectus forms a part.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. Pryor Cashman LLP, New York, New York, is representing the underwriters.

EXPERTS

Our consolidated balance sheets as of December 31, 2023 and 2022 and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of those two years and incorporated by reference in the registration statement of which this prospectus supplement is a part have been audited by Simon & Edward, LLP, independent registered public accounting firm, as indicated in its report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers such as our company that file electronically with the SEC.

Our corporate website address is www.ryvyl.com. We make available free of charge, through the Investor section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information filed with the Securities and Exchange SEC will update and supersede this information. We incorporate by reference the documents listed below that we have previously filed with the SEC, except that information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or any other filing where we indicate that such information is being furnished and not filed under the Exchange Act, is not deemed to be filed and not incorporated by reference herein:

●	our Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC on March 26, 2024; and

●

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on February 16, 2021, as updated by “Description of Securities” filed as Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement. You may request a copy of these filings, at no cost to you, by telephoning us or by writing us at the following address:

3131 Camino Del Rio North, Suite 1400

San Diego, CA 92108

Telephone: (619) 631-8261

You may also access the documents incorporated by reference in this prospectus supplement through our website at www.ryvyl.com. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement, the accompanying prospectus or the registration statement of which it forms a part.

PROSPECTUS

GREENBOX POS

$250,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell up to $250 million in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on The NASDAQ Capital Market under the symbol “GBOX”. On July 8, 2021, the last reported sale price of our common stock on The NASDAQ Capital Market was $11.72 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 19, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $250 million as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “GreenBox,” “we,” “our,” “us” and the “Company” in this prospectus, we mean GreenBox POS, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities. All references to “PrivCo” in this prospectus shall mean GreenBox POS LLC, a Washington limited liability company.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://greenboxpos.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 30, 2021.
●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 13, 2021.
●	Our Current Reports on Form 8-K filed with the SEC on January 25, 2021, February 1, 2021, February 17, 2021, February 19, 2021, April 26, 2021, May 10, 2021, and May 27, 2021.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

3131 Camino Del Rio North, Suite 1400

San Diego, CA 92108

Telephone: (619) 631-8261

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

Organization

The Company was incorporated April 10, 2007 under the laws of the State of Nevada with the name ASAP Expo, Inc. (“ASAP Expo”). On March 23, 2018, the then controlling shareholder and then sole officer and sole director of ASAP Expo, Frank Yuan, along with his wife, Vicky PMW Yuan, entered into a Purchase Agreement with PrivCo (the “Yuan SPA”) whereby, on April 12, 2018, PrivCo became the owner of the majority of ASAP Expo’s shares of common stock and Fredi Nisan and Ben Errez (PrivCo’s control persons) became the sole officers and directors of ASAP Expo. On January 4, 2020, ASAP Expo and PrivCo entered into an Asset Purchase Agreement to memorialize a verbal agreement (the “Verbal Agreement”) entered into on April 12, 2018, by and among ASAP Expo (the buyer) and PrivCo, which was formed on August 10, 2017 (the seller). On April 12, 2018, pursuant to the Verbal Agreement, ASAP Expo acquired ASAP Expo’s blockchain gateway and payment system business, point of sale system business, delivery business and kiosk business, and bank and merchant accounts, as well as all intellectual property related thereto (the “GreenBox Business”). As consideration for the GreenBox Business, on April 12, 2018, ASAP Expo assumed ASAP Expo’s liabilities that had been incurred in the normal course of the GreenBox Business.

On May 3, 2018, ASAP Expo changed its name to GreenBox POS LLC then subsequently changed its name to GreenBox POS on December 13, 2018.

Our Business

GreenBox POS is a technology company that develops, markets and sells innovative blockchain-based payment solutions, which we believe offer significant improvements for the payment solutions marketplace. Our core focus is to develop and monetize disruptive blockchain-based applications, integrated within an end-to-end suite of financial products, capable of supporting a multitude of industries. Our proprietary, blockchain-based ecosystem is designed to facilitate, record and store a virtually limitless volume of tokenized assets, representing cash or data, on a secured, immutable blockchain-based ledger.

Payment processing in the blockchain world only requires recording a ledger, there is no movement of money. Secure tokens are used where users need an immediate transaction, in a safe, private, and hack-free environment, and where traditional banks may not work effectively, like cross border transactions or in under-banked verticals.

We generate revenue from payment processing services, licensing fees and equipment sales.

●

Payment processing revenue is based on a percentage of each transaction’s value and/or a fixed amount specified for each transaction or service and, in each case, is recognized as such transactions or services are performed. This is our primary source of revenues. When a merchant makes a sale, the process of receiving the payment card information, engaging the banks for transferring the proceeds to the merchant’s account via digital gateways, and recording the transaction on a blockchain ledger are the activities for which we get to collect fees.

●	Licensing revenue is paid in advance and is recorded as unearned income, which is amortized monthly over the period of the licensing agreement.

●	Equipment revenue is generated from the sale of POS products, which is recognized when goods are shipped.

We have three main products that are utilized by our customers:

a)	QuickCard Payment System is a comprehensive physical and virtual cash management system, including software that facilitates deposits, cash and e-wallet management.

b)	POS Solutions is our complete end-to-end Point of Sale solution, comprising both software and hardware.

c)	Loopz Software Solution is a mobile delivery service operations management solution with automated dispatch functionality.

In December 2019, we received PCI (Payment Card Industry) Level 1 certification for our technology, our security, privacy, reliability and other aspects of our payment infrastructure. The PCI Security Standards Council is a global organization that maintains, evolves and promotes Payment Card Industry standards for the safety of cardholder data across the globe. PCI Compliance Level 1 allows us to process transactions at unlimited volumes.

Our proprietary blockchain-based technology serves as the settlement engine for all transactions within our ecosystem. The blockchain ledger provides a robust and secure platform to log immense volumes of immutable transactional records in real time. Generally speaking, blockchain is a distributed ledger that uses digitally encrypted keys to verify, secure and record details of each transaction conducted within an ecosystem. Unlike general blockchain-based systems, we use proprietary, private ledger technology to verify every transaction conducted within our ecosystem. The verification of transaction data comes from trusted partners, all of whom have been extensively vetted by us.

We facilitate all financial elements of our closed-loop ecosystem and we act as the administrator for all related accounts. Using our TrustGateway technology, we seek authorization and settlement for each transaction from Gateways to the issuing bank responsible for the credit/debit card used in the transaction. When the Gateway settles the transaction, our TrustGateway technology composes a chain of blockchain instructions to our ledger manager system.

When consumers use credit/debit cards to pay for transactions with merchants who use our ecosystem, the transaction starts with the consumer purchasing tokens from us. The tokens are purchased or granted directly from the merchant's terminals or mobile app, or from our website and are immediately available for transactions.

The issuance of tokens is accomplished when we load a virtual wallet with a token, which then transfers credits to the merchant’s wallet on a dollar for dollar basis, after which the merchant releases its goods or services to the consumer. These transfers take place instantaneously and seamlessly, allowing the transaction experience to seem like any other ordinary credit/debit card transaction to the consumer and merchant.

While our blockchain ledger records transaction details instantaneously, the final cash settlement of each transaction can take days to weeks, depending upon contract terms between us and the gateways we use, between us and our Independent Sales Organizations (“ISO”), and between us and/or our ISOs and merchants who use our services. In the case where we have received transaction funds, but not yet paid a merchant or an ISO, we hold funds in either a trust account or as cash deemed restricted within our operating accounts. We record the total of such funds as Cash held for Settlements – this is a current asset. Of these funds, we record the sum balance due to Merchants and ISOs as Settlement Liabilities to Merchants and Settlement Liabilities to ISOs, respectively.

We believe our primary revenue driver in fiscal year 2021 will be the release and utilization of our Gen3 platform. We believe Gen3 is the most advanced technology released in the space to date. The latest installment of our technology, Gen3 features the following new properties: 1. Banking white label  platform; 2. Payment Facilitation management platform; 3. Stablecoin platform support; 4. Payment platform; and 5. Ledger Secure Token Technology. We believe Gen3’s holistic end to end capabilities minimize user pain points in onboarding, transactions and offboarding.

One of the most effective ways by which this technology becomes accretive to us in acquiring new customers is by the usage of Gen3’s new blockchain provenance modules. These modules allow us to eliminate manual onboarding of new customers. Due to this accelerated onboarding, these modules, first deployed by us in October 2020, were material in increasing our processing volume in the fourth quarter of 2020 to $131 million in gross processing volume. Of the $131 million, $84 million was processed in December alone, with net revenues for the month of December in excess of $1 million for net margins of approximately 1.5%.

In addition, Gen3 is the transactional foundation for the new Secure Token Technology we are now deploying and which we expect to be fully available by the end of July 2021.

Currency has two primary roles: it can be transactional, or it can be custodial (reserve). US dollars plays both roles. There are several disadvantages encapsulated within the existing cryptocurrency architectures available today. A decentralized approach makes the crypto assets available for viewing from anywhere and at any time, but they are extremely volatile, hackable, slow to settle, and have no intrinsic value. For the most part, they have a lot of transaction friction, in both time to settlement and transactional or conversion costs. As such, we believe these are not assets suitable as transactional currency, and are questionable as custodial currency. Centralized deployments can be stable (commonly called stablecoin), and are better as custodial media; however, none is attached to a transactional ecosystem, and exchange fees are still high. The USDC, a coin that is a USD digital equivalent, is an example of that.

We have introduced a new kind of media to the mix: Secure Token Technology which we expect to be fully available by the end of August 2021.  This token will not be not minted nor mined, but rather it is the equivalent of a contract (an asset class called Smart Contract). As such, Secure Token Technology has many advantages over all other coins and token, and deliver on the features most sought after in the crypto and legacy payment space:

1.	It provides instant settlement;

2.	It is highly secure, since the asset and its value are not held together (asset is decentrally visible but its value is in centralized cold storage);

3.	It is deletable – the token can be cancelled;

4.	It is reversible (undo-able) allowing for chargebacks in the case of a bad transaction. This allows the token to be kept alive for another transaction by the same user;

5.	It provides instant liquidity;

6.

It is attached to a regulated custodial account. The custodian will be a regulated bank. And the custodial account will be continuously audited to ensure it has a large enough cash balance to back all tokens in circulation; and

7.

It is attached to our transactional infrastructure. This allows for the token to be usable for instant purchases, which we believe is an advantage for the merchants. These purchases, in turn, generate processing volume for us.

We believe our Gen3 stabilized platform will be a top choice for banks, e-commerce, and consumers. As a stablecoin platform, it is also the only type of blockchain payment processing platform  that the Office of the Comptroller of the Currency has authorized for use by banks in a similar fashion to ACH, Wire and Swift. Because Secure Token Technology is attached to the value of the US dollar, it is also very good as a custodial vehicle, fitting the needs of low-risk yield seekers, such as pension funds and retirement accounts. We believe our Gen3 stabilized platform, in its stabilized end-to-end deployment, is the obvious tool of choice, without any meaningful competition, for both transactional and custodial roles of currency, and will appeal to various stakeholders:  consumers, merchants, banks, and the regulators.

The Company has a Payment Facilitator License. The license is necessary for us to facilitate card payments for our clients to process Visa , MasterCard, AmEx, and Discover Card purchases.

We have one pending U.S. patent application, USSN 16/212,627, which was filed on December 6, 2018, and which claims priority to five provisional applications filed between December 6 and December 11, 2017. We halted the patent process in April 2020 as we have been utilizing and developing new technology since that date.

Competition

Although we believe there is currently no other company in the payment facilitator industry using, as we are, blockchain infrastructure, notable companies in the payment facilitator industry include PayPal, Stripe, and Square.

Customers

We currently process transactions for approximately 4,000 customers in over twenty-five (25) industries, including, but not limited to, the foreign exchange, retail, and e-commerce sectors. We do not rely on any one customer for more than 5% of our processing volume or revenue.

Employees and Human Capital

We currently have 29 full-time employees. None of our employees are subject to collective bargaining agreements. We consider our relationship with our employees to be good. We currently have 110 staffers who work for us as independent contractors.

Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and new employees, advisors and consultants. The principal purposes of our equity incentive plan is to attract, retain and reward personnel through the granting of stock-based compensation awards, in order to increase stockholder value and the success of our company by motivating such individuals to perform to the best of their abilities and achieve our objectives.

Recent Developments

Stock Purchase Agreement with Northeast Merchant Systems, Inc.

On May 21, 2021, the Company entered into and closed on a Stock Purchase Agreement with Northeast Merchant Systems, Inc. (“Northeast Merchant”) and Northeast Merchant’s two shareholders (the “SPA”). As a result of the SPA, the Company purchased all of Northeast Merchant’s issued and outstanding shares and Northeast Merchant became a wholly owned subsidiary of the Company.

At closing, the purchase price was $2.5 million with the Company scheduled to pay up to another $500,000 in earn out payments subject to Northeast Merchant’s net income. The additional payment is scheduled to be paid, if at all, within forty-five (45) days of June 1, 2022.

Northeast Merchant is a provider of comprehensive merchant credit card processing services with a Bank ID Number sponsored by Merrick Bank, a portfolio of seven hundred (700) retail clients, and an office building. The transfer of Northeast Merchant’s office building is subject to an additional payment following the completion of an independent appraisal of the property.

The foregoing provides only a brief description of the material terms of the SPA and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of SPA filed as an exhibit to the Company’s Form 8-K filed on May 27, 2021 and is incorporated herein by reference.

Simultaneous Reverse Stock Split and Reduction in Authorized Shares of Common Stock

On February 16, 2021, the Company filed a Certificate of Change pursuant to Nevada Revised Statutes (“NRS”) 78.209 with the Nevada Secretary of State to effect a reverse stock split of the shares of common stock outstanding and the proportional decrease of the Company’s authorized shares of common stock at a ratio of one-for-six (the “Stock Split”).

The Stock Split was authorized by the Board of Directors of the Company pursuant to Section 78.207 of the NRS on February 4, 2021 and, pursuant to the Certificate of Change, became effective as of 12:00 a.m., Eastern Time, on February 17, 2021 (the “Effective Time”). No fractional shares were issued in connection with the Stock Split and all such fractional interests were rounded up to the nearest whole number of shares of common stock. The Company now has 82,500,000 shares of common stock authorized (the number of authorized shares of preferred stock remains 5,000,000). The conversion or exercise prices of our issued and outstanding convertible securities, stock options and warrants were adjusted accordingly.

Underwritten Public Offering and Nasdaq Listing

On February 16, 2021, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with EF Hutton, formerly known as Kingswood Capital Markets, division of Benchmark Investments, LLC (“Hutton”), as representative of the underwriters listed therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters in a firm commitment underwritten public offering (the “Offering”) an aggregate of 4,150,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $10.50 per share. In addition, the Underwriters were granted an over-allotment option (the “Over-allotment Option”) for a period of 45 days to purchase up to an additional 622,500 shares of Common Stock. The Common Stock began trading on the Nasdaq Capital Market under the symbol GBOX on February 17, 2021. The gross proceeds from the Offering were approximately $50.11 million as the Representative exercised in full its over-allotment option, before deducting underwriting discounts and commissions and other offering expenses. Pursuant to the Underwriting Agreement, the Company also granted Hutton a right of first refusal, for a period of 12 months from the commencement of the Offering, to act as sole investment banker, sole book-runner, and/or sole placement agent, at Hutton’s sole discretion, for each and every future public and private equity, equity-linked or debt offering, including all equity linked financings undertaken during such period by the Company, or any of the Company’s successors or subsidiaries.

Corporate Information

Our principal executive offices are located at 3131 Camino Del Rio North, Suite 1400, San Diego, CA 92108. Our telephone number is (619) 631-8261. The address of our website www.greenboxpos.com. The inclusion of our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Amended and Restated Articles of Incorporation and Bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our articles of incorporation authorize us to issue up to 82,500,000 shares of Common Stock and up to 5,000,000 shares of Preferred Stock. As of July 8, 2021 we had 42,326,219 shares of Common Stock outstanding and zero (0) shares of Preferred Stock outstanding. The authorized but unissued shares of our Common Stock and Preferred Stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Common Stock

Voting Rights

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. An election of directors by our shareholders shall be determined by a plurality of the votes cast by the shareholders entitled to vote on the election. Holders of Common Stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Holders of shares of Common Stock do not have cumulative voting rights with respect to the election of directors or any other matter.

Liquidation or Dissolution

In the event of our liquidation or dissolution, the holders of Common Stock are entitled to receive proportionately all assets available for distribution to shareholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Dividends

Holders of our Common Stock are entitled to receive dividends or other distributions when, as, and if declared by our board of directors. The right of our board of directors to declare dividends, however, is subject to any rights of the holders of other classes of our capital stock, any indebtedness outstanding from time to time, and the availability of sufficient funds under Delaware law to pay dividends.

Preemptive Rights

The holders of our Common Stock do not have preemptive rights to purchase or subscribe for any of our capital stock or other Common Stock.

Redemption

The shares of our Common Stock are not subject to redemption by operation of a sinking fund or otherwise.

Preferred Stock

Our board of directors is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. As of July 8, 2021, there are no shares of preferred stock outstanding.

Common Stock Purchase Options

As of July 8, 2021, the Company had stock options to purchase 483,994 shares of its common stock outstanding, all of which were exercisable, with various exercise prices and expiration dates, held by 16 option holders.

The Company does not have any warrants outstanding.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

The holders of our Common Stock do not have cumulative voting rights in the election of our directors, which makes it more difficult for minority stockholders to be represented on the Board. Our articles of incorporation allow our Board to issue additional shares of our Common Stock and new series of preferred stock without further approval of our stockholders. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger, or otherwise.

Anti-Takeover Provisions

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders of record, a “resident domestic corporation,” from engaging in various “combination” transactions with any “interested stockholder” unless certain conditions are met or the corporation has elected in its articles of incorporation to not be subject to these provisions. We have not elected to opt out of these provisions and if we meet the definition of resident domestic corporation, now or in the future, our company will be subject to these provisions.

A “combination” is generally defined to include (a) a merger or consolidation of the resident domestic corporation or any subsidiary of the resident domestic corporation with the interested stockholder or affiliate or associate of the interested stockholder; (b) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, by the resident domestic corporation or any subsidiary of the resident domestic corporation to or with the interested stockholder or affiliate or associate of the interested stockholder having: (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the resident domestic corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the resident domestic corporation, or (iii) 10% or more of the earning power or net income of the resident domestic corporation; (c) the issuance or transfer in one transaction or series of transactions of shares of the resident domestic corporation or any subsidiary of the resident domestic corporation having an aggregate market value equal to 5% or more of the resident domestic corporation to the interested stockholder or affiliate or associate of the interested stockholder; and (d) certain other transactions with an interested stockholder or affiliate or associate of the interested stockholder.

An “interested stockholder” is generally defined as a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. An “affiliate” of the interested stockholder is any person that directly or indirectly through one or more intermediaries is controlled by or is under common control with the interested stockholder. An “associate” of an interested stockholder is any (a) corporation or organization of which the interested stockholder is an officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of voting shares of such corporation or organization; (b) trust or other estate in which the interested stockholder has a substantial beneficial interest or as to which the interested stockholder serves as trustee or in a similar fiduciary capacity; or (c) relative or spouse of the interested stockholder, or any relative of the spouse of the interested stockholder, who has the same home as the interested stockholder.

If applicable, the prohibition is for a period of two years after the date of the transaction in which the person became an interested stockholder, unless such transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders; and extends beyond the expiration of the two-year period, unless (a) the combination was approved by the board of directors prior to the person becoming an interested stockholder; (b) the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (c) the transaction is approved by the affirmative vote of a majority of the voting power held by disinterested stockholders at a meeting called for that purpose no earlier than two years after the date the person first became an interested stockholder; or (d) if the consideration to be paid to all stockholders other than the interested stockholder is, generally, at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, plus compounded interest and less dividends paid, (ii) the market value per share of common shares on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, plus compounded interest and less dividends paid, or (iii) for holders of preferred stock, the highest liquidation value of the preferred stock, plus accrued dividends, if not included in the liquidation value. With respect to (i) and (ii) above, the interest is compounded at the rate for one-year United States Treasury obligations from time to time in effect.

Applicability of the Nevada business combination statute would discourage parties interested in taking control of our company if they cannot obtain the approval of our Board. These provisions could prohibit or delay a merger or other takeover or change in control attempt and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada, unless the corporation has elected to not be subject to these provisions.

The control share statute prohibits an acquirer of shares of an issuing corporation, under certain circumstances, from voting its shares of a corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: (a) one-fifth or more but less than one-third, (b) one-third but less than a majority, and (c) a majority or more, of the outstanding voting power. Generally, once a person acquires shares in excess of any of the thresholds, those shares and any additional shares acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control shares provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of these provisions and will be subject to the control share provisions of the NRS if we meet the definition of an issuing corporation upon an acquiring person acquiring a controlling interest unless we later opt out of these provisions and the opt out is in effect on the 10th day following such occurrence.

The effect of the Nevada control share statute is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

The NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “GBOX”.

Transfer Agent and Warrant Agent

The transfer agent and registrar for our common stock and Warrant Agent is VStock Transfer LL with an address 18 Lafayette Place, Woodmere, NY 11598, (212) 828-843.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

●

the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;

●	any limit on the aggregate principal amount of the debt securities;
●	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;
●	whether the debt securities will be secured or unsecured;
●	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;
●	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
●

the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

●	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;
●

whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

●

if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

●

any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

●	the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;

●

the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●

whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

●

if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

●	whether the debt securities may be issuable in tranches;
●

the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

●	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
●

any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;

●	any deletions from, modifications of or additions to the covenants with respect to the debt securities;
●

if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

●

whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

●

whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;

●	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;
●	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and
●	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

●

the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

●	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
●

we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

●	a change in the stated maturity date of any payment of principal or interest;
●	a reduction in the principal amount of or interest on any debt securities;
●	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
●	a change in the currency in which any payment on the debt securities is payable;
●	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
●

a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

●	waive compliance by us with certain restrictive provisions of the indenture; and
●

waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

●	failure to pay interest on any debt security for 30 days after the payment is due;
●	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
●

failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

●	certain events of bankruptcy, insolvency or reorganization.

Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

●	conducting any proceeding for any remedy available to the trustee; or
●	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

●	the holder has previously given the trustee written notice of a continuing event of default;
●

the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

●	the trustee has not started such proceeding within 60 days after receiving the request; and
●	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

●

we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or

●

we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or

●

all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:

●	rights of registration of transfer and exchange, and our right of optional redemption;
●	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
●

rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;

●	the rights, obligations and immunities of the trustee under the indenture; and
●	the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance.  Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

●	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
●

to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

●

we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

●

we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:

●	payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise),
●	the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions,
●	rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and
●	continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

We may offer to sell warrants from time to time. If we do so, we will describe the specific terms of the warrants in a prospectus supplement. In particular, we may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;
●	the currency for which the warrants may be purchased;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the dates on which the right to exercise the warrants will commence and expire;
●	the manner in which the warrant agreement and warrants may be modified;
●	certain United States federal income tax consequences of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants; and
●	any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.

Holders may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If a holder exercises fewer than all of the warrants represented by the warrant certificate, then we will issue a new warrant certificate for the remaining amount of warrants.

Holder will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them. Accordingly, holder will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale. Accordingly, investors must carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering;

●	the withdrawal, termination and cancellation rights;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;

●	whether stockholders are entitled to oversubscription right;

●	any U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Lucosky Brookman LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of GreenBox POS. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of those two years have been audited by BF Borgers CPA PC, an independent registered public accounting firm, as set forth in its report incorporated by reference and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.